(h)(6)(i)

SCHEDULE A

List of Funds to Which the Agreement Applies

Last Updated: April 14, 2022

Investing Funds	Vanguard Funds
Voya Equity Trust	Vanguard Index Funds
Voya Global Multi-Asset Fund	Vanguard S&P 500 ETF
Voya Mutual Funds	Vanguard Value ETF
Voya Global Diversified Payment Fund	Vanguard Mid-Cap ETF
Voya Global Perspectives Fund	Vanguard International Equity Index Funds
Voya Partners, Inc.	Vanguard FTSE Emerging Markets ETF
Voya Global Bond Portfolio	Vanguard Global ex-U.S. Real Estate ETF
Voya Solution 2025 Portfolio	Vanguard Scottsdale Funds
Voya Solution 2030 Portfolio	Vanguard Long-Term Treasury ETF
Voya Solution 2035 Portfolio	Vanguard Russell 1000 Growth ETF
Voya Solution 2040 Portfolio	Vanguard Russell 1000 Value ETF
Voya Solution 2045 Portfolio	Vanguard Short-Term Treasury ETF
Voya Solution 2050 Portfolio	Vanguard Specialized Funds
Voya Solution 2055 Portfolio	Vanguard Dividend Appreciation ETF
Voya Solution 2060 Portfolio	Vanguard Real Estate ETF
Voya Solution 2065 Portfolio	Vanguard Tax-Managed Funds
Voya Solution Aggressive Portfolio	Vanguard FTSE Developed Markets ETF
Voya Solution Balanced Portfolio
Voya Solution Conservative Portfolio
Voya Solution Income Portfolio
Voya Solution Moderately Aggressive Portfolio
Voya Solution Moderately Conservative Portfolio
Voya Index Solution Income Portfolio
Voya Index Solution 2025 Portfolio
Voya Index Solution 2030 Portfolio
Voya Index Solution 2035 Portfolio
Voya Index Solution 2040 Portfolio
Voya Index Solution 2045 Portfolio
Voya Index Solution 2050 Portfolio
Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Separate Portfolios Trust

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Balanced Portfolio Inc.

Voya Balanced Portfolio

Voya Investors Trust

Voya Balanced Income Portfolio

Voya Global Perspectives Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya Intermediate Bond Portfolio

Voya Intermediate Bond Portfolio